For more information contact:
Stephen S. Romaine, President & CEO
Matthew Tomazin, Executive VP & CFO
Tompkins Financial Corporation (888) 503-5753

For Immediate Release
Friday, October 23, 2026

Tompkins Financial Corporation Reports Financial Results for Third Quarter of 2026

ITHACA, NY - Tompkins Financial Corporation (NYSE American: TMP)
Tompkins Financial Corporation ("Tompkins" or the "Company") reported diluted earnings per share of $2.00 for the third quarter of 2026, up $0.35 or 21.2%, from the third quarter of 2025 and down $0.04 per share or 2.0%, from the second quarter of 2026. Net income for the third quarter of 2026 was $28.7 million, an increase of $5.0 million, or 21.0%, from the third quarter of 2025 and down $650,000, or 2.2%, from the prior quarter.

For the nine months ended September 30, 2026, diluted earnings per share were $5.86, up $1.34 or 29.6%, from $4.52 for the same period in 2025. Net income for the year-to-date period totaled $84.0 million, up $19.2 million, or 29.6%, from $64.8 million for the nine months ended September 30, 2025.

Tompkins President and CEO, Stephen Romaine, commented, "We are pleased to report strong financial results for the third quarter. Our consistent levels of loan and deposit growth along with further expansion in net interest margin continue to provide momentum as we look forward. Given our strength in earnings and capital position we have approved another dividend increase, payable in the fourth quarter of 2026. This dividend represents a 13.8% increase compared to the dividend paid in the fourth quarter of 2025."

SELECTED HIGHLIGHTS FOR THE PERIOD:
•Net interest margin was 3.65% in the third quarter of 2026, up 7 basis points compared to the prior quarter, and up 45 basis points from the third quarter of 2025.
•Period end total loans at September 30, 2026 were up $127.8 million, or 1.9% compared to June 30, 2026 (7.8% on an annualized basis), and up $436.9 million, or 6.9%, from September 30, 2025.
•Period end total deposits at September 30, 2026 were $7.4 billion, up $379.9 million, or 5.4% compared to the most recent prior quarter end, and up $356.0 million, or 5.0%, from September 30, 2025.

•Total average cost of funds of 1.67% for the third quarter of 2026 was down 1 basis point from the second quarter of 2026, and down 16 basis points compared to the third quarter of 2025.
•Regulatory Tier 1 capital to average assets was 10.73% at September 30, 2026, up from 10.69% at June 30, 2026, and 9.41% at September 30, 2025.

NET INTEREST INCOME
Net interest income was $77.3 million for the third quarter of 2026, up $3.3 million or 4.5% compared to the second quarter of 2026, and up $13.4 million or 21.0% compared to the third quarter of 2025. For the nine months ended September 30, 2026, net interest income was $223.1 million, up $42.5 million or 23.5% when compared to the same period in 2025. The increase in net interest income compared to both prior year periods was due to improvement in net interest margin and growth in average loans.

Net interest margin was 3.65% for the third quarter of 2026, an increase of 7 basis points over the prior quarter, and an increase of 45 basis points compared to 3.20% for the third quarter of 2025. The increase in net interest margin, when compared to the most recent prior quarter, was primarily driven by higher yields on average interest-earning assets and growth in average loan balances. The year-over-year increase was primarily attributable to growth in average loan balances, improved yields on average interest-earning assets, and lower funding costs. The average yield on securities for the third quarter of 2026 increased 95 basis points over the third quarter of 2025, while the average yield on interest-earning assets increased 28 basis points over the same period.

Average loans for the quarter ended September 30, 2026 increased $119.1 million, or 1.8% (7.3% annualized), from the prior quarter and $428.0 million, or 6.9%, over the third quarter of 2025. The increase in average loans across both prior periods was primarily driven by growth in the commercial real estate and commercial and industrial portfolios. The average yield on total loans and leases was 5.60% for the third quarter of 2026, up 5 basis points from the prior quarter and up 8 basis points from the third quarter of 2025.

Average total deposits of $7.2 billion for the third quarter of 2026 increased $180.8 million, or 2.6%, over the second quarter of 2026 and $361.4 million, or 5.3%, over the third quarter of 2025. The cost of interest-bearing deposits of 2.10% for the third quarter of 2026 was up 3 basis points from the prior quarter and down 16 basis points compared to the third quarter of 2025. Average noninterest-bearing deposits totaled $2.0 billion, increasing $90.5 million, or 4.8%, over the second quarter of 2026, and $89.2 million or 4.7%, over the third quarter of 2025. The ratio of average noninterest-bearing deposits to average total deposits was 27.5% for the third quarter of 2026, up from 26.9% for the second quarter of 2026, and consistent with 27.7% for the third quarter of 2025. The average cost of interest-bearing liabilities was 2.24% for the third quarter of 2026, unchanged from the prior quarter, and down 21 basis points compared to the third quarter of 2025.

NONINTEREST INCOME
Noninterest income totaled $12.6 million for the third quarter of 2026, down $11.0 million, or 46.7%, from the third quarter of 2025. The decrease was primarily attributable to an $11.3 million decline in insurance revenue resulting from the sale of our insurance subsidiary, Tompkins Insurance Agencies, Inc. ("TIA"), in the fourth quarter of 2025. Partially offsetting this decline were increases in fee-based service income, including increases in wealth management fees of $337,000 or 6.8%, service charges on deposit accounts of $164,000 or 8.9%, and card service income of $74,000 or 2.6%.

Year-to-date noninterest income of $37.5 million was down $33.6 million, or 47.2%, from the same period in 2025. Contributing to the year-over-year decrease was a $32.5 million decline in insurance revenue due to the sale of TIA, as well as a $2.2 million, or 23.2%, decrease in other income, primarily reflecting a gain on the sale of other real estate owned recognized in the second quarter of 2025. Partially offsetting these declines were increases in fee-based service income, including increases in wealth management fees of $749,000 or 5.0%, service charges on deposit accounts of $180,000 or 3.3%, and card service income of $236,000 or 2.7%.

NONINTEREST EXPENSE
Noninterest expense totaled $49.1 million for the third quarter of 2026, down $4.8 million, or 8.8%, from the third quarter of 2025. For the nine months ended September 30, 2026, noninterest expense totaled $143.9 million, down $12.2 million, or 7.8%, from the same period in 2025.

The decrease in noninterest expense for both periods was primarily attributable to the sale of TIA in the fourth quarter of 2025. The third quarter and year-to-date periods in 2025 included TIA-related salaries and wages and other employee benefits expenses of $6.1 million and $18.2 million, respectively, as well as other noninterest expenses of $1.4 million and $4.3 million, respectively. As a result, salaries and wages and other employee benefits decreased $3.8 million, or 11.3%, and $11.8 million, or 11.9%, respectively, for the three and nine months ended September 30, 2026, respectively, compared to the same periods in the prior year. These decreases were partially offset by annual merit increases and higher other employee benefit costs, including health insurance, as well as increases in technology expense.

INCOME TAX EXPENSE
Provision for income tax expense was $9.1 million, for an effective rate of 24.1%, for the third quarter of 2026, compared to $9.2 million, for an effective rate of 24.0%, for the most recent prior quarter, and $7.4 million, for an effective rate of 23.9% for the third quarter of 2025.

For the nine months ended September 30, 2026, provision for income tax expense was $26.7 million, for an effective tax rate of 24.1%, compared to $20.3 million for an effective tax rate of 23.9%, for the same period in 2025.

ASSET QUALITY
The allowance for credit losses was 0.90% of total loans and leases at September 30, 2026, up from 0.89% at June 30, 2026, and down from 0.95% at September 30, 2025. The decrease in the allowance for credit losses coverage ratio compared to September 30, 2025 was mainly due to improved economic forecasts for unemployment and gross domestic product and lower qualitative reserves related to asset quality. These were partially offset by additional specific reserves on individually analyzed nonaccrual commercial credits. The ratio of the allowance to total nonperforming loans and leases was 113.12% at September 30, 2026, compared to 111.29% at June 30, 2026, and 113.06% at September 30, 2025.

Provision for credit losses for the third quarter of 2026 was $3.0 million, up from $1.5 million for the most recent prior quarter, and up from $2.5 million for the third quarter of 2025. The increase in the provision expense compared to the most recent prior quarter was mainly driven by loan growth and specific reserves for individually evaluated loans, partially offset by updated economic forecasts. Net charge-offs for the three months ended September 30, 2026 were $1.2 million, compared to $1.6 million for the second quarter of 2026, and $1.1 million for the third quarter of 2025.

Nonperforming assets of $53.8 million represented 0.60% of total assets at September 30, 2026, compared to $52.9 million or 0.60% of total assets at June 30, 2026, and $53.0 million or 0.63% of total assets at September 30, 2025. Loans past due 30-89 days totaled $6.7 million at September 30, 2026, $4.7 million at June 30, 2026, and $7.8 million at September 30, 2025.

Special Mention and Substandard loans and leases totaled $151.1 million at September 30, 2026, compared to $140.0 million reported at June 30, 2026, and $144.2 million at September 30, 2025. Special Mention loans increased $6.8 million and Substandard loans increased by $4.3 million from the prior quarter end. These increases were primarily attributable to two commercial real estate relationships, including the downgrade of a $12.7 million credit to Special Mention and the migration of an existing $4.6 million Special Mention credit to Substandard. Management believes that the collateral securing these credits remains sufficient to mitigate potential loss exposure.

CAPITAL POSITION
Capital ratios at September 30, 2026 remained well above the regulatory minimums for well-capitalized institutions. The ratio of total capital to risk-weighted assets was 14.89% at September 30, 2026, unchanged compared to June 30, 2026, and increased compared to 13.27% at September 30, 2025. The ratio of Tier 1 capital to average assets was 10.73% at September 30, 2026, compared to 10.69% at June 30, 2026, and 9.41% at September 30, 2025.

The Company repurchased 18,118 shares of common stock at an aggregate cost of $1.8 million during the third quarter of 2026 and repurchased a total of 53,636 shares of common stock at an aggregate cost of $4.5 million during the year-to-date period ending September 30, 2026. All of these shares were purchased under the Company's 2025 Stock Repurchase Plan.

LIQUIDITY POSITION
The Company's liquidity position at September 30, 2026 was consistent with its position at June 30, 2026. The Company's sources of liquidity include ready access to national and regional wholesale funding sources including Federal funds purchased, repurchase agreements, brokered deposits, Federal Reserve Bank's Discount Window advances and Federal Home Loan Bank (FHLB) advances. The Company maintained ready access to liquidity of $1.5 billion, or 17.1% of total assets, at September 30, 2026.

ABOUT TOMPKINS FINANCIAL CORPORATION
Tompkins Financial Corporation is a banking and financial services company serving the Central, Western, and Hudson Valley regions of New York and the Southeastern region of Pennsylvania. Headquartered in Ithaca, NY, Tompkins Financial is parent to Tompkins Bank & Trust, which offers a full array of products and services, including commercial and consumer banking. Tompkins Bank & Trust provides wealth management services under the Tompkins Financial Advisors brand, including investment management, trust and estate, financial and tax planning services. For more information on Tompkins Financial, visit www.tompkinsfinancial.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. Forward-looking statements may be identified by use of such words as "may", "could", "should", "will", "would", "estimate", "intend", "continue", "believe", "expect", "plan", "commit", or "anticipate", as well as the negative and other variations of these terms and other similar words. Examples of forward-looking statements may include statements regarding the sufficiency of existing collateral to cover exposure related to special mention and substandard loans. Forward-looking statements are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and economic environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those expressed and/or implied by forward-looking statements and historical performance. The following factors, in addition to those listed as Risk Factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission, are among those that could cause actual results to differ materially from the forward-looking statements and historical performance: changes in general economic, market and regulatory conditions; our ability to attract and retain deposits and other sources of liquidity; gross domestic product growth and inflation trends; the impact of the interest rate and inflationary environment on the Company's business, financial condition and results of operations; other income or cash flow anticipated from the Company's operations, investment and/or lending activities; changes in laws and regulations affecting public companies, banks, bank holding companies and/or financial holding companies, including the Dodd-Frank Act, and other federal, state and local government mandates; the impact of any change in the FDIC insurance assessment rate or the rules and regulations related to the calculation of the FDIC insurance assessment amount; changes in supervisory and regulatory scrutiny of financial institutions; technological developments and changes; cybersecurity incidents and threats; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; governmental and public policy changes, including environmental regulation; reliance on large customers; the geographic concentration of our business; the ability to access financial resources in the amounts, at the times, and on the terms required to support the Company's future businesses; and the economic impact, including market volatility, of national and global events, including the response to bank failures, war and geopolitical matters (including continuing or increasing hostilities in the Middle East and the war in Ukraine), tariffs and trade wars, widespread protests, civil unrest, political uncertainty, and pandemics or other public health crises; and the related financial stress on borrowers and changes to customer behavior and credit risk as a result of any of the foregoing. The Company does not undertake any obligation to update its forward-looking statements.

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF CONDITION
(In thousands, except share and per share data)(unaudited)	As of	As of
ASSETS	9/30/2026	12/31/2025
		(Audited)

Cash and noninterest bearing balances due from banks	$81,779	$50,717
Interest bearing balances due from banks	160,372	82,100
Cash and Cash Equivalents	242,151	132,817

Available-for-sale debt securities, at fair value (amortized cost of $1,419,705 at September 30, 2026 and $1,391,379 at December 31, 2025)	1,337,945	1,382,068
Held-to-maturity debt securities, at amortized cost (fair value of $274,121 at September 30, 2026 and $283,860 at December 31, 2025)	312,581	312,528
Equity securities, at fair value	749	800
Loans held for sale	0	43,440
Total loans and leases, net of unearned income and deferred costs and fees	6,724,973	6,446,245
Less: Allowance for credit losses	60,455	57,671
Net Loans and Leases	6,664,518	6,388,574

Federal Home Loan Bank and other stock	26,508	32,307
Bank premises and equipment, net	70,213	72,418
Corporate owned life insurance	79,559	77,843
Goodwill	72,736	72,736
Accrued interest and other assets	171,557	152,737
Total Assets	$8,978,517	$8,668,268
LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	4,182,542	3,742,402
Time	1,252,938	1,298,393
Noninterest bearing	1,973,556	1,896,967
Total Deposits	7,409,036	6,937,762

Federal funds purchased and securities sold under agreements to repurchase	133,854	95,569
Other borrowings	406,712	564,446
Other liabilities	92,535	132,114
Total Liabilities	$8,042,137	$7,729,891
EQUITY
Shareholders' equity:
Common Stock - par value $0.10 per share: Authorized 25,000,000 shares; Issued: 14,391,116 at September 30, 2026; and 14,449,845 at December 31, 2025	1,440	1,446
Additional paid-in capital	295,991	299,206
Retained earnings	716,829	662,161
Accumulated other comprehensive loss	(73,187)	(19,054)
Treasury stock, at cost – 91,740 shares at September 30, 2026, and 104,492 shares at December 31, 2025	(4,693)	(5,382)
Total Equity	$936,380	$938,377
Total Liabilities and Equity	$8,978,517	$8,668,268

TOMPKINS FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data) (Unaudited)	Three Months Ended			Nine Months Ended
	9/30/2026	06/30/2026	9/30/2025	9/30/2026	9/30/2025
INTEREST AND DIVIDEND INCOME
Loans	$93,706	$90,087	$86,309	$270,916	$247,232
Due from banks	142	193	187	501	549
Available-for-sale debt securities	14,201	13,896	9,738	41,799	27,778
Held-to-maturity debt securities	1,225	1,222	1,224	3,665	3,661
Federal Home Loan Bank and other stock	535	543	598	1,538	1,944
Total Interest and Dividend Income	109,809	$105,941	$98,056	$318,419	$281,164
INTEREST EXPENSE
Time certificates of deposits of $250,000 or more	4,006	4,192	4,063	12,676	12,710
Other deposits	23,690	22,338	24,210	67,559	69,692
Federal funds purchased and securities sold under agreements to repurchase	43	59	23	120	125
Other borrowings	4,769	5,369	5,882	14,919	17,967
Total Interest Expense	32,508	31,958	34,178	95,274	100,494
Net Interest Income	77,301	73,983	63,878	223,145	180,670
Less: Provision for credit loss expense	3,012	1,502	2,490	6,016	10,557
Net Interest Income After Provision for Credit Loss Expense	74,289	72,481	61,388	217,129	170,113
NONINTEREST INCOME
Insurance commissions and fees	0	0	11,282	0	32,490
Wealth management fees	5,316	5,229	4,979	15,811	15,062
Service charges on deposit accounts	2,008	1,816	1,844	5,619	5,439
Card services income	2,965	3,296	2,891	8,903	8,667
Other income	2,305	2,797	2,557	7,238	9,424
Net (loss) gain on securities transactions	(42)	(4)	11	(51)	26
Total Noninterest Income	12,552	13,134	23,564	37,520	71,108
NONINTEREST EXPENSE
Salaries and wages	23,731	22,955	27,581	68,634	78,926
Other employee benefits	6,121	5,875	6,073	18,803	20,335
Net occupancy expense of premises	2,943	3,296	3,173	9,694	9,851
Furniture and fixture expense	2,006	2,025	1,825	6,058	5,681
Other operating expense	14,285	12,915	15,195	40,689	41,284
Total Noninterest Expenses	49,086	47,066	53,847	143,878	156,077
Income Before Income Tax Expense	37,755	38,549	31,105	110,771	85,144
Income Tax Expense	9,101	9,245	7,432	26,739	20,321
Net Income	$28,654	29,304	23,673	84,032	64,823
Basic Earnings Per Share	$2.01	$2.06	$1.66	$5.90	$4.55
Diluted Earnings Per Share	$2.00	$2.04	$1.65	$5.86	$4.52

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30, 2026			June 30, 2026			September 30, 2025
(dollar amounts in thousands)	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (QTD)	Interest	Average Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$16,483	$142	3.42%	$17,416	$192	4.42%	$18,474	$187	4.02%
Securities[1]
U.S. Government securities	1,662,045	14,936	3.56%	1,650,865	14,640	3.56%	1,616,048	10,466	2.57%
State and municipal[2]	80,410	541	2.67%	79,748	526	2.65%	82,462	541	2.60%
Other Securities[2]	3,281	51	6.17%	3,293	50	6.09%	3,283	54	6.52%
Total securities	1,745,736	15,528	3.53%	1,733,906	15,216	3.52%	1,701,793	11,061	2.58%
FHLBNY and FRB stock	29,516	535	7.19%	32,128	543	6.78%	31,023	598	7.65%
Total loans and leases, net of unearned income[2,3]	6,644,377	93,882	5.60%	6,525,286	90,243	5.55%	6,216,384	86,522	5.52%
Total interest-earning assets	8,436,112	110,087	5.18%	8,308,736	106,194	5.13%	7,967,674	98,368	4.90%
Other assets	341,862			352,338			329,774
Total assets	$8,777,974			$8,661,074			$8,297,448
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,947,302	$17,602	1.77%	$3,855,494	$16,359	1.70%	$3,724,882	$17,306	1.84%
Time deposits	1,278,614	10,094	3.13%	1,280,086	10,171	3.19%	1,228,830	10,967	3.54%
Total interest-bearing deposits	5,225,916	27,696	2.10%	5,135,580	26,530	2.07%	4,953,712	28,273	2.26%
Federal funds purchased & securities sold under agreements to repurchase	35,217	43	0.48%	40,636	59	0.58%	41,524	23	0.22%
Other borrowings	484,057	4,769	3.91%	550,041	5,369	3.92%	535,327	5,882	4.36%
Total interest-bearing liabilities	5,745,190	32,508	2.24%	5,726,257	31,958	2.24%	5,530,563	34,178	2.45%
Noninterest bearing deposits	1,982,062			1,891,560			1,892,896
Accrued expenses and other liabilities	91,062			89,540			102,462
Total liabilities	7,818,314			7,707,357			7,525,921
Total equity	959,660			953,717			771,527
Total liabilities and equity	$8,777,974			$8,661,074			$8,297,448
Interest rate spread			2.93%			2.89%			2.45%
Tax-equivalent net interest income/margin on earning assets		77,579	3.65%		74,236	3.58%		64,190	3.20%
Tax-equivalent adjustment		(278)			(253)			(312)
Net interest income		$77,301			$73,983			$63,878

Average Consolidated Statements of Condition and Net Interest Analysis (Unaudited)
	Year to Date Period Ended			Year to Date Period Ended
	September 30, 2026			September 30, 2025
(dollar amounts in thousands)	Average Balance (YTD)	Interest	Average Yield/Rate	Average Balance (YTD)	Interest	Average Yield/Rate
ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$15,776	$501	4.25%	$16,914	$549	4.34%
Securities[1]
U.S. Government securities	1,649,986	44,011	3.57%	1,608,371	29,933	2.49%
State and municipal[2]	80,456	1,603	2.66%	84,466	1,649	2.61%
Other securities	3,293	150	6.09%	3,279	160	6.52%
Total securities	1,733,735	45,764	3.53%	1,696,116	31,742	2.50%
FHLBNY and FRB stock	30,222	1,538	6.80%	31,552	1,944	8.24%
Total loans and leases, net of unearned income[2,3]	6,535,605	271,463	5.55%	6,124,468	247,859	5.41%
Total interest-earning assets	8,315,338	319,266	5.13%	7,869,050	282,094	4.79%
Other assets	358,839			306,039
Total assets	$8,674,177			$8,175,089
LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	$3,875,988	$49,548	1.71%	$3,696,142	$49,903	1.81%
Time deposits	1,281,441	30,687	3.20%	1,206,273	32,499	3.60%
Total interest-bearing deposits	5,157,429	80,235	2.08%	4,902,415	82,402	2.25%
Federal funds purchased & securities sold under agreements to repurchase	39,519	120	0.41%	43,744	125	0.38%
Other borrowings	508,443	14,919	3.92%	549,192	17,967	4.37%
Total interest-bearing liabilities	5,705,391	95,274	2.23%	5,495,351	100,494	2.45%
Noninterest bearing deposits	1,910,151			1,830,755
Accrued expenses and other liabilities	103,681			98,953
Total liabilities	7,719,223			7,425,059
Total equity	954,954			750,030
Total liabilities and equity	$8,674,177			$8,175,089
Interest rate spread			2.90%			2.35%
Net interest income (TE)/margin on earning assets		223,992	3.60%		181,600	3.09%
Tax Equivalent Adjustment		(847)			(930)
Net interest income		$223,145			$180,670

Tompkins Financial Corporation - Summary Financial Data (Unaudited)

(In thousands, except per share data)
	Quarter-Ended					Year-Ended
Period End Balance Sheet	Sep-26	Jun-26	Mar-26	Dec-25	Sep-25	Dec-25
Securities	$1,651,275	$1,706,414	$1,702,250	$1,695,396	$1,604,357	$1,695,396
Total Loans	6,724,973	6,597,178	6,477,943	6,446,245	6,288,071	6,446,245
Allowance for credit losses	60,455	58,479	58,108	57,671	59,889	57,671
Total assets	8,978,517	8,801,522	8,695,761	8,668,268	8,468,731	8,668,268
Total deposits	7,409,036	7,029,111	7,054,172	6,937,762	7,053,070	6,937,762
Brokered deposits	140,109	169,014	109,712	114,391	145,223	114,391
Federal funds purchased and securities sold under agreements to repurchase	133,854	181,710	118,133	95,569	80,804	95,569
Other borrowings	406,712	546,358	449,446	564,446	444,866	564,446
Total equity	936,380	959,932	946,741	938,377	788,805	938,377

Average Balance Sheet
Average earning assets	$8,436,112	$8,308,736	$8,198,556	$8,058,427	$7,967,674	$7,916,783
Average assets	8,777,974	8,661,074	8,581,323	8,372,287	8,297,448	8,224,794
Average interest-bearing liabilities	5,745,190	5,726,257	5,643,611	5,484,440	5,530,563	5,492,601
Average equity	959,660	953,717	951,393	875,658	771,527	781,695

Share data
Weighted average shares outstanding (basic)	14,223,648	14,224,972	14,250,969	14,270,206	14,248,533	14,252,810
Weighted average shares outstanding (diluted)	14,345,850	14,333,390	14,347,514	14,356,680	14,345,219	14,335,358
Period-end shares outstanding	14,363,661	14,382,196	14,392,337	14,420,495	14,431,300	14,420,495
Common equity book value per share	$65.19	$66.74	$65.78	$65.07	$54.66	$65.07
Tangible book value per share (Non-GAAP)**	$60.12	$61.68	$60.73	$60.03	$48.19	$60.03
**See "Non-GAAP measures" below for a discussion of non-GAAP financial measures and a reconciliation of non-GAAP financial measures to the most directly comparable financial measures presented in accordance with GAAP.

Income Statement
Net interest income	$77,301	$73,983	$71,861	$69,061	$63,878	$249,731
Provision for credit loss expense	3,012	1,502	1,502	977	2,490	11,534
Noninterest income	12,552	13,134	11,834	125,763	23,564	196,871
Noninterest expense	49,086	47,066	47,726	54,135	53,847	210,212
Income tax expense	9,101	9,245	8,393	43,464	7,432	63,785
Net income attributable to Tompkins Financial Corporation	28,654	29,304	26,074	96,248	23,673	161,071
Basic earnings per share[4]	2.01	2.06	1.83	6.74	1.66	11.30
Diluted earnings per share[4]	2.00	2.04	1.82	6.70	1.65	11.24

Nonperforming Assets
Nonaccrual loans and leases	$53,128	$52,426	$51,271	$47,794	$52,805	$47,794
Loans and leases 90 days past due and accruing	313	122	124	146	166	146
Total nonperforming loans and leases	53,441	52,548	51,395	47,940	52,971	47,940
OREO	384	384	269	229	0	229
Total nonperforming assets	$53,825	$52,932	$51,664	$48,169	$52,971	$48,169

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

	Quarter-Ended					Year-Ended
Delinquency - Total loan and lease portfolio	Sep-26	Jun-26	Mar-26	Dec-25	Sep-25	Dec-25
Loans and leases 30-89 days past due and
accruing	$6,702	$4,666	$5,874	$8,806	$7,841	$8,806
Loans and leases 90 days past due and accruing	313	122	124	146	166	146
Total loans and leases past due and accruing	7,015	4,788	5,998	8,952	8,007	8,952

Allowance for Credit Losses
Balance at beginning of period	$58,479	$58,108	$57,671	$59,889	$58,555	$56,496
Provision for credit losses	3,173	1,962	1,212	1,064	2,454	$11,564
Net loan and lease charge-offs (recoveries)	1,197	1,591	775	3,282	1,120	$10,389
Allowance for credit losses at end of period	$60,455	$58,479	$58,108	$57,671	$59,889	$57,671

Allowance for Credit Losses - Off-Balance Sheet Exposure
Balance at beginning of period	$1,263	$1,723	$1,433	$1,520	$1,484	$1,463
Provision (credit) for credit losses	(161)	(460)	290	(87)	36	$(30)
Allowance for credit losses at end of period	$1,102	$1,263	$1,723	$1,433	$1,520	$1,433

Loan Classification - Total Portfolio
Special Mention	$90,401	$83,631	$66,104	$100,717	$88,398	$100,717
Substandard	60,689	56,380	54,331	33,764	55,762	33,764

Ratio Analysis

Credit Quality
Nonperforming loans and leases/total loans and leases	0.79%	0.80%	0.79%	0.74%	0.84%	0.74%
Nonperforming assets/total assets	0.60%	0.60%	0.59%	0.56%	0.63%	0.56%
Allowance for credit losses/total loans and leases	0.90%	0.89%	0.90%	0.89%	0.95%	0.89%
Allowance/nonperforming loans and leases	113.12%	111.29%	113.06%	120.30%	113.06%	120.30%
Net loan and lease losses (recoveries) annualized/total average loans and leases	0.07%	0.10%	0.05%	0.21%	0.07%	0.17%

Capital Adequacy
Tier 1 Capital (to average assets)	10.73%	10.69%	10.58%	10.62%	9.41%	10.62%
Total Capital (to risk-weighted assets)	14.89%	14.89%	14.78%	14.56%	13.27%	14.56%

Profitability (period-end)
Return on average assets *	1.30%	1.36%	1.23%	4.56%	1.13%	1.96%
Return on average equity *	11.85%	12.32%	11.11%	43.61%	12.17%	20.61%
Net interest margin (TE) *	3.65%	3.58%	3.57%	3.42%	3.20%	3.17%
Average yield on interest-earning assets*	5.18%	5.13%	5.09%	4.98%	4.90%	4.84%
Average cost of deposits*	1.52%	1.51%	1.51%	1.58%	1.64%	1.62%
Average cost of funds*	1.67%	1.68%	1.67%	1.71%	1.83%	1.80%
* Quarterly ratios have been annualized

Tompkins Financial Corporation - Summary Financial Data (Unaudited) - continued

Non-GAAP Measures
This press release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as reconciliation to the comparable GAAP measure, is provided in the below table. The Company believes the non-GAAP measures provide meaningful comparisons of our underlying operational performance and facilitate management's and investors' assessments of business and performance trends in comparison to others in the financial services industry. These non-GAAP financial measures should not be considered in isolation or as a measure of the Company's profitability or liquidity; they are in addition to, and are not a substitute for, financial measures under GAAP. The non-GAAP financial measures presented herein may be different from non-GAAP financial measures used by other companies, and may not be comparable to similarly titled measures reported by other companies. Further, the Company may utilize other measures to illustrate performance in the future. Non-GAAP financial measures have limitations since they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

Reconciliation of Tangible Book Value Per Share (non-GAAP) to Common Equity Book Value Per Share (GAAP)
	Quarter-Ended					Year-Ended
	Sep-26	Jun-26	Mar-26	Dec-25	Sep-25	Dec-25
Common equity book value per share (GAAP)	$65.19	$66.74	$65.78	$65.07	$54.66	$65.07
Total common equity	$936,380	$959,932	$946,741	$938,377	$788,805	$938,377
Less: Goodwill and intangibles*	72,766	72,766	72,766	72,766	93,405	72,766
Tangible common equity (Non-GAAP)	863,614	887,166	873,975	865,611	695,400	865,611
Ending shares outstanding	14,363,661	14,382,196	14,392,337	14,420,495	14,431,300	14,420,495
Tangible book value per share (Non-GAAP)	$60.12	$61.68	$60.73	$60.03	$48.19	$60.03
*The decline in goodwill for the fourth quarter of 2025 over the prior periods shown in the table reflects the sale of TIA.

1 Average balances and yields on available-for-sale securities are based on historical amortized cost.
2 Interest income includes the tax effects of taxable-equivalent adjustments using an effective income tax rate of 21% in 2026 and 2025 to increase tax exempt interest income to taxable-equivalent basis.
3 Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the Company's consolidated financial statements included in Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
4 Earnings per share for the full fiscal year may not equal the sum of the quarterly earnings per share as a result of rounding of average shares.